August 12, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      SUPER VISION INTERNATIONAL, INC.
                  SEC FILE NO. 0-23590

Gentlemen:

         On behalf of our client Super Vision International, Inc. (the "Company"), pursuant to Regulation S-T, enclosed please find one copy of the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1996 being filed herewith with the Commission via EDGAR.

                                               Sincerely,



                                               By:  /s/Alison S. Newman
                                                    ---------------------
                                                      Alison S. Newman

ASN/ea
Encls.

cc:  Nasdaq Stock Market
       John P. Stanney